UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd, Suite 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(844) 633-6839

Copies to:

Arthur S. Marcus, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

31st Floor

New York, New York

10036

(212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2023, H-Cyte, Inc., (the “Company”) and certain investors entered into a Securities Purchase Agreement (the “SPA”), whereby, the Company sold and issued to the certain investors, an aggregate of three hundred thousand dollars ($300,000.00) of the Company’s convertible promissory notes (the “Note” or “Notes”), which are convertible into the Company’s Common Stock, $0.001 par value (“Common Stock”), par value $0.001. In connection with the aforementioned Notes, the Company also issued to the investors a warrant to purchase (the “Purchase Warrant”) a certain number of shares of Common Stock, which are equal to 20% of the shares of Common Stock issuable upon conversion of the Note, based on a price of $2.00 per share. These warrants have a term of five (5) years, with an exercise price of $2.00 per share. Unless the Company chooses to terminate earlier, the offering and the sale of the Notes shall terminate on the sooner of the sale of the maximum offering amount or April 30, 2023. However, the Company has the option to extend this offering to June 30, 2023.

The Notes have a maturity date of the earlier of (i) one year from issuance; or (ii) upon the closing of a qualified offering. Interest on the Note shall accrue on the unpaid principal balance of this Note at the rate of eight percent (8%) per annum, and will be calculated on an actual/365-day basis. In the event that the Company moves forward with a qualified offering, as referenced in the SPA, the Holder may convert the unpaid and outstanding principal plus any accrued and unpaid Interest into shares of the Company’s Common Stock at a conversion price equal to a 20% discount to the offering price.

Further, in connection with the SPA, the Company also issued a Common Stock Purchase Warrant to certain investors, which are exercisable on or prior to the close of business on the five (5) year anniversary of the initial exercise date, to purchase up to a certain amount of shares of Common Stock, with 20% of the shares of Common Stock issuable upon conversion of the Convertible Promissory Note purchased by the Holder, pursuant to the SPA between the Holder and the Company, dated February 24, 2023. The Company issued Warrants to purchase an aggregate of 30,000 shares of Common Stock. The exercise price per share of the Common Stock under this Warrant is $2.00.

The following summary of the SPA, Convertible Promissory Note and Purchase Warrant are qualified in their entirety by reference to the full text of the SPA, Convertible Promissory Note and Common Stock Purchase Warrant, copies of which are attached as Exhibit 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the offer and sale of the Notes and Warrants to the Purchasers pursuant to the SPA is incorporated herein by reference. The shares of Common Stock issued and sold under the SPA as described in Item 1.01 were offered and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Item 9.01 Exhibits

Exhibit No.	Description

Exhibit 10.1	Form of Securities Purchase Agreement
Exhibit 10.2	Form of Convertible Promissory Note
Exhibit 10.3	Form of Common Stock Purchase Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, INC.

Date: March 2, 2023	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer